UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 10, 2015

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick Industries, Inc. (the “Company’) has announced that Andy L. Nemeth, Executive Vice President of Finance and Chief Financial Officer, will assume the position of President, and Joshua A. Boone, Director of Corporate Finance, will assume the position of Chief Financial Officer effective January 1, 2016. Todd M. Cleveland will continue in his role as Chief Executive Officer.

Prior to assuming the position of Executive Vice President of Finance, Secretary-Treasurer and Chief Financial Officer in May 2004, Mr. Nemeth, age 46, served as Vice President of Finance, Chief Financial Officer, and Secretary-Treasurer from 2003 to 2004, and Secretary-Treasurer and Chief Financial Officer from 2002 to 2003.

Mr. Boone, age 36, has served as the Company’s Director of Corporate Finance since joining the Company in July 2014. Prior to that, Mr. Boone served as Chief Financial Officer for Pretzels, Inc. from 2012 to 2014. He also served in several leadership positions in finance and accounting at Brunswick Corporation from 2007 to 2012.

Messrs. Nemeth and Boone are not a party to any transaction requiring disclosure under Item 401(d) or Item 404(a) of Regulation S-K.

On December 10, 2015, the Company issued a press release announcing the appointments. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit 99.1 - Press Release issued December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: December 10, 2015	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and Chief Financial Officer